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                                                                     EXHIBIT (5)
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(First Union     FIRST UNION CORPORATION                 One First Union Center (0013)
logo here)       LEGAL DIVISION                         Charlotte, North Carolina 28288
                 MARION A. COWELL, JR.                           704 374-6828
                 Executive Vice President                      Fax: 704 374-3425
                 General Counsel and
                 Secretary
                 Reply to Charlotte Office
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                                                                  April 24, 1998
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-3 (the "Registration Statement") of
1,216,879 shares of the Corporation's Common Stock, $3.33 1/3 par value per share (together with the rights attached thereto, the "First Union Common
Shares"), which will be acquired by stockholders of Bowles Hollowell Conner &
Co. ("Bowles Hollowell Conner") and certain former stockholders of Bowles
Hollowell Conner in connection with the acquisition by the Corporation of Bowles
Hollowell Conner.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and when issued, will be validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "Validity of the
Shares" in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                                         Very truly yours,
                                         MARION A. COWELL, JR.